Exhibit 99.1

Eyenovia, Inc. Announces Proposed Public Offering

NEW YORK, August 20, 2024 (GLOBE NEWSWIRE) – Eyenovia, Inc. (“Eyenovia” or the “Company”) (NASDAQ: EYEN), a commercial-stage ophthalmic company, announced today that it intends to offer and sell shares of its common stock (or pre-funded warrants in lieu thereof) in a best efforts offering. All of the securities to be sold in the offering are to be offered by Eyenovia. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering (the "Offering").

The Company intends to use the net proceeds from this Offering to fund commercialization activities for Mydcombi and clobetasol propionate, complete the CHAPERONE pediatric myopia clinical study, and for working capital and general corporate purposes, which may include the repayment of a portion of existing indebtedness.

Dawson James Securities, Inc. is the sole placement agent for the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-261638), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 14, 2021, and declared effective on December 23, 2021. The offering will be made only by means of a prospectus supplement and accompanying prospectus. The preliminary prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the preliminary prospectus supplement may be obtained, when available, from Dawson James Securities, Inc., 101 North Federal Highway, Suite 600, Boca Raton, FL 33432 or by telephone at (561) 391-5555, or by email at investmentbanking@dawsonjames.com. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that Eyenovia has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about Eyenovia and such offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Eyenovia, Inc.

Eyenovia, Inc. is an ophthalmic technology company commercializing Mydcombi™ (tropicamide and phenylephrine hydrochloride ophthalmic spray) 1%/2.5% for mydriasis, Clobetasol Propionate Ophthalmic Suspension, 0.05% for postsurgical inflammation and pain, and developing the Optejet® device for use both in connection with its own drug-device therapeutic product for pediatric progressive myopia as well as out-licensing for additional indications. For more information, please visit Eyenovia.com.

Forward Looking Statements

Except for historical information, all the statements, expectations and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions, including those relating to the offering, the closing of the offering, the amount and anticipated use of proceeds from the offering, estimated market opportunities for our product candidates and platform technology, the timing for sales growth of our approved products, and the outcome of the process to explore strategic alternatives to maximize shareholder value. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and in some cases are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the U.S. Securities and Exchange Commission.

In addition, such statements could be affected by risks and uncertainties related to, among other things: risks of our clinical trials, including, but not limited to, the costs, design, initiation and enrollment, timing, progress and results of such trials; the timing of, and our ability to submit applications for, obtaining and maintaining regulatory approvals for our products and product candidates; the potential advantages of our products, product candidates and platform technology; the rate and degree of market acceptance and clinical utility of our products and product candidates; our estimates regarding the potential market opportunity for our products and product candidates; reliance on third parties to develop and commercialize our products and product candidates; the ability of us and our partners to timely develop, implement and maintain manufacturing, commercialization and marketing capabilities and strategies for our products and product candidates; intellectual property risks; changes in legal, regulatory, legislative and geopolitical environments in the markets in which we operate and the impact of these changes on our ability to obtain regulatory approval for our products and product candidates; and our competitive position.

Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, Eyenovia does not undertake any obligation to update any forward-looking statements.

Eyenovia Contact:

Eyenovia, Inc.

John Gandolfo

Chief Financial Officer

jgandolfo@eyenovia.com

Eyenovia Investor Contact:

Eric Ribner

LifeSci Advisors, LLC

eric@lifesciadvisors.com

(646) 751-4363

Eyenovia Media Contact:

Eyenovia, Inc.

Norbert Lowe

Vice President, Commercial Operations

nlowe@eyenovia.com